UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

April 29, 2005
Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA		94304
(Address of principal executive offices)		(Zip code)

(650) 857-1501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

(a)  As part of the settlement between the two companies, Hewlett-Packard Company (“HP”) will pay a net $325 million balancing payment to EMC, which can be satisfied through the purchase of complementary EMC products, such as the VMware product line, over the next five years as follows:

HP will pre-pay $65 million to EMC at the beginning of each of five consecutive periods commencing on September 1, 2005 (“Purchase Periods”). During each Purchase Period, HP may use the pre-payments as credit for product and services purchases from EMC for HP’s internal use or for resale. Unused credits will expire at the end of each Purchase Period.

If EMC purchases HP products or services during the Purchase Periods, HP will be required to make an equivalent amount of additional product or services purchases from EMC of up to an aggregate amount of $108 million over five years, with caps for each Purchase Period as follows: $10,830,000 for the first Purchase Period, $21,660,000 for each of the second, third and fourth Purchase Periods and $32,490,000 for the final Purchase Period. If HP does not make the required amount of additional purchases of EMC products and services attributable to such Purchase Period, HP will be required to pay the difference to EMC.

For purposes of computing the amount of HP products that EMC purchases, hardware products shall be deemed to have been purchased for 50% of the actual purchase price.

Item 8.01	Other Events

On May 2, 2005, HP issued a press release entitled “EMC and HP Agree to Settle All Outstanding Intellectual Property Litigation” relating to a settlement of disputes among HP and EMC Corporation. The press release, which is filed herewith as Exhibit 99.1, is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit
99.1	Text of press release issued by HP, dated May 2, 2005, entitled “EMC and HP Agree to Settle All Outstanding Intellectual Property Litigation” (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: May 2, 2005	By:	/s/ CHARLES N. CHARNAS
	Name:	Charles N. Charnas
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Text of press release issued by Hewlett-Packard Company, dated May 2, 2005, entitled “EMC and HP Agree to Settle All Outstanding Intellectual Property Litigation” (filed herewith).